UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2009 (October 22, 2009)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 569-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Board of Directors (the “Board”) of Torchmark Corporation (“Torchmark”), in its continuing review of corporate governance matters, approved on October 22, 2009, subject to submission to Torchmark’s stockholders for their approval at the 2010 Annual Meeting of Stockholders, amendments to Torchmark’s Restated By-Laws (“By-Laws”) and Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). If approved by Torchmark’s stockholders, the amendments would (i) eliminate the supermajority voting provisions of the Certificate of Incorporation and By-Laws that currently require the approval of holders of 80% of Torchmark’s outstanding common stock to amend Article II of the By-Laws (relating to stockholder meetings) and Article III of the By-Laws (relating to directors) and (ii) repeal in its entirety the “fair price” provisions set forth in Article TENTH of the Certificate of Incorporation which currently require the approval of holders of 80% of Torchmark’s outstanding common stock for certain transactions involving Torchmark and persons owning 10% or more of Torchmark’s voting stock unless certain conditions are satisfied. These proposed amendments to the Certificate of Incorporation and By-Laws were considered and approved, and recommended to the Board for approval, by the Governance and Nominating Committee of the Board.

In order to be approved, these proposed amendments to the By-Laws and Certificate of Incorporation require the affirmative vote of 80% of the voting power of Torchmark’s shares of common stock entitled to vote in the election of directors. The full text of the proposed changes to the Certificate of Incorporation and By-Laws, along with a more detailed description of such changes, will be included in Torchmark’s proxy statement with respect to the 2010 Annual Meeting of Stockholders.

If Torchmark’s stockholders approve the elimination of the supermajority voting provisions, the principal effect would be that Articles II and III of the By-Laws could be amended, altered or repealed upon approval either by the affirmative vote of a majority of the Board or the affirmative vote of the holders of a majority of the outstanding shares of Torchmark stock entitled to vote at a stockholders meeting, as is currently the case with respect to all provisions of the By-Laws other than Articles II and III. If the supermajority provisions are eliminated, the Board may consider making further changes to the By-Laws which the Board believes represent improvements in Torchmark’s corporate governance, such as, but not limited to, the following:

•	removing the provision in Article II of the By-Laws that prohibits Torchmark stockholders from acting by written consent;

•

removing the provision in Article II of the By-Laws that provides that directors can be removed for cause only with the affirmative votes of at least 80% of the voting power of all shares entitled to vote in the election of directors; and

•	amending Articles II and III of the By-Laws to provide for majority voting in the uncontested election of directors.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the 2010 Annual Meeting of Stockholders, Torchmark will be filing a proxy statement with the Securities and Exchange Commission (the “SEC”). Pursuant to the proxy statement, Torchmark’s Board of Directors will be soliciting proxies from Torchmark’s stockholders in order to approve, among other things, the proposed amendments to the Certificate of Incorporation and By-Laws. STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement (when it becomes available) and other relevant documents may be obtained free of charge by accessing the SEC’s web site at http://www.sec.gov, from Torchmark’s website, http://www.torchmarkcorp.com/investment.html, or by directing a request to Torchmark, Investor Relations, 3700 South Stonebridge Drive, McKinney, Texas 75070.

PARTICIPANTS IN THE SOLICITATION

Torchmark and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed amendments to Torchmark’s Certificate of Incorporation and By-Laws. The participants in such solicitation may include Torchmark’s executive officers and directors. Further information regarding persons who may be deemed participants is set forth in the proxy statement for Torchmark’s 2009 Annual Meeting of Stockholders, which was filed with the SEC on March 18, 2009, and will be available in Torchmark’s proxy statement to be filed with the SEC in connection with the 2010 Annual Meeting of Stockholders.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future results, performance or achievements. Accordingly, please refer to Torchmark’s cautionary statement regarding forward-looking statements, and the risk factors applicable to Torchmark’s business, that are contained in Torchmark’s Form 10-K for the year ended December 31, 2008, Form 8-K filed with the SEC on June 25, 2009 and any subsequent Forms 10-Q on file with the SEC and on the Investor Relations page of Torchmark’s website at http://www.torchmarkcorp.com/investment.html. Torchmark specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORCHMARK CORPORATION

Date: December 4, 2009	/S/ CAROL A. MCCOY
Carol A. McCoy,
Vice President, Associate Counsel and Secretary

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